Exhibit 10.4


                            NEW FRONTIER ENERGY, INC.

                        RESTRICTED STOCK AWARD AGREEMENT


GRANTED TO:                PAUL G. LAIRD
GRANT DATE:                MAY  19, 2005
NUMBER OF SHARES:          100,000

     This Restricted Stock Award Agreement (the "Agreement"), is made, effective as of the 19th day of May, 2005 (hereinafter the "Date of Grant"), between New Frontier Energy, Inc., a Colorado corporation (the "Corporation") and Paul G. Laird, an officer and director of the Corporation ("Laird").

     RECITAL:

     WHEREAS, the Board has determined that it is in the best interests of the Corporation and its stockholders to grant the restricted stock award provided for herein (the "Restricted Stock Award") to Laird in connection with Laird 's services to the Corporation, such grant to be subject to the terms set forth herein.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     The parties have agreed as follows:

     1. The Corporation grants to Laird a restricted stock award in the number of shares of the Corporation's $0.001 par value common stock noted above (the "Restricted Shares"), on the date set forth above, subject to the following terms and conditions.

          (a) Vesting. The Restricted Shares shall be automatically vested to Mr. Laird.

          (b) Taxes. Laird shall pay to the Corporation promptly upon request, and in any event at the time Laird recognizes taxable income in respect of the Restricted Stock Award, an amount equal to the taxes, if any, the Corporation determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Such payment shall be made in the form of cash.

          (c) Certificates. Certificates evidencing the Restricted Shares shall be issued by the Corporation and shall be registered in Laird's name on the stock transfer books of the Corporation promptly after the date hereof.

          (d) Restrictive Legend. All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE CORPORATION.



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     2. Laird's Representations and Warranties.

     (a) Laird has been provided with the opportunity to ask questions of and receive answers from the other officers and directors of Corporation, and has been provided full and complete access to all books and records of Corporation that he considers material.

     (b) Laird is aware that the Restricted Shares have not been registered under the Securities Act of 1933, as amended (the "Act") nor under the securities act of any state, and that the Restricted Shares may not be sold, transferred for value, pledged, hypothecated, or otherwise encumbered in the absence of an effective registration of them under the Act and/or the securities laws of any applicable state or in the absence of an opinion of counsel acceptable to Corporation and/or its stock transfer agent (if such an opinion is requested), that such registration is not required under such Act or acts. Laird is further aware that the stock certificates evidencing the Restricted Shares being purchased will include a legend that contains the above-described restrictions. Laird acknowledges that Corporation is granting the Restricted Shares pursuant to an exemption from registration under the Act and applicable exemptions from such state securities acts.

     (c)  Laird further represents and warrants that:

          (i) he is acquiring the Restricted Shares solely for his own account and not on behalf of any other person;

          (ii) he is acquiring the Restricted Shares for investment and not for distribution or with the intent to divide his participation with others or reselling or otherwise distributing the Restricted Shares; and

          (iii) he will not sell the Restricted Shares without registration under the Act and any applicable state securities laws or exemption therefrom.

     3. Miscellaneous.

     (a) Entire Agreement. This Agreement contains the entire agreement between the Corporation and Laird, regarding granting the Restricted Shares to Laird. This Agreement shall not be modified except by written agreement signed by both parties.


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     (b) Headings. The subject headings of the articles and sections contained in this Agreement are included for convenience purposes only and shall not control or affect the meaning, construction or interpretation of any provision hereof.

     (c) Assigns. This Agreement shall be binding upon the Corporation and Laird, their respective heirs, executors, legal representatives, successors and assigns.

     (d) Notices. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in the case of the Corporation:

                           New Frontier Energy, Inc.
                           P.O. Box 298
                           Littleton, CO 80160-0298

         and in the case of Laird:

                           Paul G. Laird
                           7430 S. Curtice Court
                           Littleton, CO 80120

     (e) Waiver and Severability. No waiver by either party of any breach or default hereof by the other shall be deemed to be a waiver of any preceding or succeeding breach or default hereof, and no waiver shall be operative unless the same shall be in writing. Should any provision of this Agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration.

     (f) Counterparts. This Agreement may be executed in several counterparts, and as to executed shall constitute one Agreement, binding on all parties hereto, notwithstanding that all parties are not signatory as to other original or the same counterpart. Facsimile signatures are acceptable.

     (g) Time. Time is of the essence.

     (j) Governing Law. This Agreement shall be construed under the laws of the State of Colorado.



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     IN WITNESS WHEREOF, the parties have executed this Agreement effective on the day and year first above written.



THE CORPORATION:                           PAUL G. LAIRD:

NEW FRONTIER ENERGY, INC.


By:  /s/ Les Bates                         /s/ Paul G. Laird
   ---------------------------------       ------------------------------------
     Les Bates, Secretary                  Paul G. Laird